Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Lexington, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-203536) of our report dated March 23, 2015, relating to the financial statements of Aldeyra Therapeutics, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

May 4, 2015